Filed in the Office of	Business Number E0523602013-3
Barbara K. Cegavske	Filing Number 20211608914
Secretary of State State Of Nevada	Filed On 07/14/2021 08:55:52 AM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: **NUGENE INTERNATIONAL, INC.** Entity or Nevada Business Identification Number (NVID): **NV20131635936**
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **800,000,000**
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **800,000,000**
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: **Resolved, that each and every share of Series A Preferred Stock in the amount of 6,000,000 shares of the Company be and hereby is converted into one share of the Company's common stock.**
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: 07/14/2021 Time: 09:52 AM (must not be later than 90 days after the certificate is filed)

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

8. Signature: (Required)	X **Milan Hoffman** Signature of Officer	**Officer** Title	**07/14/2021** Date

Filed in the Office of	Business Number E0523602013-3
Barbara K. Cegavske	Filing Number 20211608914
Secretary of State State Of Nevada	Filed On 07/14/2021 08:55:52 AM
	Number of Pages 3

WRITTEN ACTION OF
THE HOLDER OF
A MAJORTY OF THE
ISSUED AND OUTSTANDING
SHARES OF
SERIES A PREFERRED STOCK OF NUGENE INTERNATIONAL, INC.

The undersigned, being the holder of a majority of the issued and outstanding shares of common stock of Nugene International, Inc., a Nevada corporation (the "Company"), hereby adopts the following resolutions:

Resolved, that each and every share of Series A Preferred Stock of the Company be and hereby is converted into one share of the Company's common stock; and it is further;

Resolved, that the officers and directors of the Company be and hereby are authorized, empowered and directed to file a designation to eliminate the Series A Preferred Stock and to take all actions they deem desirable and necessary to effect the issuance of the foregoing shares.

IN WITNESS WHEREOF, the undersigned has set its hand this 10th day of June 2021

Emergent, LLC

By

Milan Hoffman

4,082,820 shares